Exhibit 4.2


                           CELESTIAL SEASONINGS, INC.

                  1994 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                as amended and restated effective August 15, 1996

     1. Purpose. The purpose of the Plan is to advance the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as Directors and to solidify the common interests of the Directors and Stockholders.

     2. Definitions.

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Company" shall mean Celestial Seasonings, Inc., a Delaware corporation.

     (d)  "Director" shall mean any person serving as a member of the Board.

     (e) "Disability" shall mean the condition of an Optionee who is unable to engage in any substantial business activities by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of nine (9) months or more.

     (f) "Eligible Directors" shall mean those Directors eligible to participate in the Plan pursuant to Section 4.

     (g) "Fair Market Value" shall mean the last reported sale price of a Share as quoted on the NASDAQ National Market System on the relevant date for valuation, or, if there is no such sale, the last reported sale price of a Share as so reported on the nearest preceding date upon which such sale took place.

     (h) "Grant Date" shall mean the close of business on the date of the first meeting of the Board such Director attends after being appointed or elected to the Board.

     (i) "Ineligible Directors" shall mean those Directors who are not Eligible Directors.

     (j) "Meeting Fees" shall mean all fees paid for attendance at each regular or special meeting of the Board attended by a Director. Such fees initially shall be $3,000 per meeting, subject to revision by the Board.

     (k) "Option" shall mean an option to purchase Shares, granted pursuant to the Plan and subject to the terms and conditions described in the Plan.

     (l) "Optionee" shall mean an Eligible Director who is granted an Option pursuant to the Plan.

     (m) "Plan" shall mean the Celestial Seasonings, Inc. 1994 Non-Employee Director Stock Option Plan, as it may be amended from time to time pursuant to Section 9.



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     (n)  "Share" shall mean a share of the Company's common stock, $.01 par value per share.

     (o) "Stockholders" shall mean the holders of Shares and other securities entitled to vote on matters with respect to the Plan.

     (p) "Stockholder Approval Date" shall mean the date on which the Stockholders approve the Plan.

     (q)  "Subsidiary" shall mean a subsidiary corporation as defined in Code
          Section 424(f).

     3. Administration. The Plan shall be administered by the Ineligible Directors. Subject to the provisions of the Plan, the Ineligible Directors shall have the power to construe the Plan, to determine all questions arising under the Plan and to adopt and amend any rules and regulations for the administration of the Plan as they may deem desirable. Any interpretation, determination or other action made or taken by the Ineligible Directors shall be made or taken only upon the concurrence of a majority of the Ineligible Directors and shall be final, binding and conclusive. Any action reduced to writing and signed by all of the Ineligible Directors shall be as fully effective as if it had been taken by a vote at a meeting of the Ineligible Directors duly called and held. None of the Ineligible Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options.

     4. Eligibility. All Directors of the Company shall be Eligible Directors unless they are full- time employees of the Company or any Subsidiary.

     5. Shares Subject to the Plan.

          (a) Shares. Awards granted under the Plan shall be made from the Company's authorized but unissued Shares, or, if so determined by the Ineligible Directors, treasury Shares.

          (b) Aggregate Amount. A total of 75,000 Shares shall be authorized for issuance or resale under the Plan (subject to adjustment under Section 10(c)). If any Option is terminated or is not exercised for any reason, then any unpurchased Shares subject to such Option shall not be charged against the limitation on Shares set forth in this Section 5(b) and such Shares shall again be available for Options granted under the Plan.

     6. Meeting Fees. Commencing with the one year period beginning on the Company's 1995 annual meeting of Stockholders, each Eligible Director may elect to receive all or any portion of any Meeting Fees in cash, in Shares, or in a combination thereof. Such election shall be irrevocable, made in writing and delivered to the Company's Secretary on or prior to each annual meeting of the Company's Stockholders. If no such election is received, Eligible Directors shall receive any Meeting Fees in cash.

          (a) Cash Meeting Fees. Meeting Fees paid in cash shall be paid on or as soon as practicable after any regular or special meeting attended by an Eligible Director.

          (b) Shares in lieu of Cash Meeting Fees. If an Eligible Director elects to receive all or any part of any Meeting Fees in Shares, the number of Shares payable in lieu of cash shall be equal to the amount of such cash divided by the Fair Market Value of a Share on the date of the annual meeting of the Company's Stockholders. Certificates for Shares shall be delivered to Eligible Directors as soon as practicable following the end of the one year period commencing on the annual meeting of the Company's Stockholders. Such certificates shall be registered in the name of the Eligible Director, and all Shares so issued shall be fully paid and nonassessable. The Company will pay any issuance or transfer taxes with respect to the issuance of Shares. Any fractions of Shares otherwise issuable under the Plan shall be paid in cash, or, if an Eligible Director has elected to receive solely Shares for the next year, the amount of



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     such cash shall be added to the Meeting Fees to be issued in Shares during the next year. Notwithstanding any provision of the Plan to the contrary, no Eligible Director may receive more than 20,000 Shares in lieu of Meeting Fees.

     7. Terms, Conditions and Form of Options. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Ineligible Directors shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions.

          (a) Option Grant Date. Grants of Options shall be automatic and shall be made as of the Grant Date in the case of each Eligible Director who was not a Director on July 19, 1993.

          (b) Option Formula. Each Eligible Director who was not a Director on July 19, 1993 shall receive an Option to purchase 2,500 Shares, without further action by the Board, as of the Grant Date. Notwithstanding any provision of the Plan to the contrary, no Eligible Director may receive an Option to purchase more than 2,500 Shares.

          (c) Period of Options. Options shall become exercisable one year after the Grant Date; provided, however, that any Option shall become exercisable in full upon the death or Disability of the Optionee or upon the Optionee's ceasing, for any reason including retirement, to serve on the Board in accordance with Section 7(h). An Option shall terminate on the tenth anniversary of the date upon which such Option was granted (subject to prior termination as hereinafter provided).

          (d) Option Price. The exercise price of each Option shall be equal to the Fair Market Value of a Share on the Grant Date.

          (e) Exercise of Options. Options may be exercised (in full or in part) only by written notice of exercise delivered to the Company at its principal executive office, accompanied by payment, in cash, Shares, the surrender of another outstanding Option under the Plan, or any combination thereof equal to the exercise price for the Shares which are exercised. The Company shall have the right to deduct from payments of any kind due to an Optionee, or require payment by the Optionee, of federal, state or local taxes required to be withheld in connection with any exercise of an Option.

          (f) Options Non-Transferable. No Option shall be transferable other than by will or by the laws of descent and distribution; provided, however, that the Ineligible Directors may grant Options that are transferable, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members and may amend outstanding Options to provide for such transferability. No interest of any Optionee under an Option or the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee who received them or the Optionee's guardian or legal representative or a permitted transferee.

          (g) Death or Disability. If an Optionee ceases to be a Director of the Company and its Subsidiaries because of death or Disability, any Option granted to such Optionee shall terminate at the close of business three years after the date such Optionee ceased to be a Director, but in no event later than the termination date specified in Section 7(c). In the case of death of any person holding an Option, exercise may be made by the person or persons to whom the Option holder's rights under the Option pass by will or applicable law, or if no Option holder has such rights, by the Option holder's executors or administrators; provided that such person(s) consent in a writing delivered to the Company to abide by and be subject to the terms of the Plan and the Option.



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          (h) Ceasing to Serve as a Director. If an Optionee ceases to be a
     Director of the Company and its Subsidiaries for any reason other than death or Disability, any Option granted to such Optionee will terminate at the close of business 90 days after such Optionee ceased to be a Director, but in no event later than the termination date specified in Section 7(c); provided, however, if an Optionee is removed from the Board for cause, such Option shall terminate on the date Optionee is so removed for cause.

          (i) No Rights as Stockholder. No holder of any Option shall have any rights as a Stockholder with respect to any Shares subject to an Option prior to the date of issuance to such holder of a certificate or certificates for such Shares upon the exercise of such Option.

          (j) Nonqualified Stock Options. Options shall not be incentive stock options within the meaning of Code Section 422.

          (k) Stockholder Approval Date. Any Options granted prior to the Stockholder Approval Date shall be subject to the approval by Stockholders of the Plan, shall not be exercisable prior to the Stockholder Approval Date, and shall terminate and become void if the Plan is not approved by Stockholders within one year after its adoption by the Board.

     8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options, and the obligation of the Company to issue Shares and to transfer Shares upon exercise of Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to holders of Options, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to
(a) the listing of such Shares on any stock exchange or other market on which the Shares may then be listed, where such listing is required under the rules or regulations of such exchange or market, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such Shares and to comply with such laws and regulations.

     9. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, subject to the provisions of
Section 10(c), no action of the Board without approval of the Stockholders of the Company may (a) materially increase the number of Shares which may be issued pursuant to the exercise of Options granted under the Plan or otherwise, or the number of Shares for which an Option may be granted to any Eligible Director under the Plan; (b) change the provisions of the Plan regarding the termination of an Option or the time when Options may be exercised; (c) change the period during which any Shares may be issued or any Options may be granted or remain outstanding or change the date on which the Plan shall terminate; (d) change the designation of the class of persons eligible to receive Shares or Options; or
(e) otherwise materially change the benefits accruing to participants under the Plan. The requirements of Sections 3, 4, 6, 7(a) and 7(b) shall not be amended more than once every six months, other than to conform with changes in the Code or the rules and regulations thereunder. Notwithstanding the foregoing, if amendments are made to conform with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, such amendments shall be permissible without Stockholder approval to the fullest extent permitted.

     10. General Provisions.

          (a) Assignability. The rights and benefits under the Plan or any Option shall not be assignable or transferable by an Optionee other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, Options shall be exercisable only by the Optionee who received them or the Optionee's guardian or legal representative provided, however, that the Ineligible Directors may grant Options that are transferable, without payment of consideration, to immediate family members of



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     the Optionee or to trusts or partnerships for such family members and may amend outstanding Options to provide for such transferability.

          (b) Termination of Plan. No Shares may be issued in lieu of Meeting Fees or Options may be granted under the Plan after the date which is ten years after the effective date of the Plan (or if such date is not a business day, on the next succeeding business day). Following such date, the Plan shall automatically terminate after all Options granted thereunder have been exercised.

          (c) Adjustments in Event of Change in Shares. If any change in the Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of Shares, or of any similar change occurs, then the number and class of Shares subject to outstanding Options or to be issued in lieu of Meeting Fees, the exercise price per Share thereof, and any other terms of the Plan or the Options which in the Ineligible Directors' sole discretion require an equitable adjustment shall be appropriately adjusted consistent with such change in such manner as the Ineligible Directors may deem appropriate. Such adjustments may include a provision permitting the Company to pay cash in lieu of fractional Shares.

          (d) No Right to Continue as a Director. Neither the Plan, the granting of an Option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

          (e) ERISA. The Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Code Section 401(a) are not applicable to the Plan.

          (f) Stockholder Approval. The Plan is expressly made subject to the approval by the holders of a majority of the issued and outstanding Shares and other securities of the Company entitled to vote at a meeting of Stockholders duly called in accordance with applicable law. If the Plan is not so approved within one year after its adoption by the Board, the Plan shall not come into effect.

          (g) Effective Date of the Plan. The Plan shall take effect on August 4, 1994, subject to approval of the Stockholders.

          (h) Governing Law. To the extent not superseded by federal law, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.





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